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                                                  Exhibit I


Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88613, No. 33-59049) of our report dated June 21, 2000, included in part (a) of this Form 11-K as listed in the accompanying index.



PricewaterhouseCoopers LLP

New York, New York
June 21, 2000